SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2007 (February 13, 2007)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Composite Technology Corporation, (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.02.    Departure of Directors or Principal Officers; Election or Directors; Appointment of Principal Officers.

Effective as of February 13, 2007 Mr. Kevin Smith resigned as Chief Financial Officer to pursue a position with another company.

Effective as of February 13, 2007, the Registrant appointed Mr. Domonic J. Carney, 40, as its acting Chief Financial Officer. Mr. Carney was previously the Vice President of Finance and Corporate Controller for the Registrant. Mr. Carney will be employed on an at-will basis, and shall receive the following compensation:

•    a base salary of $275,000 per year.
•    a $50,000 cash bonus relating to fiscal 2006 incentives.
•    continued vested in his existing stock option grants consisting of: i) a grant of an option to purchase 500,000 shares of Company common stock at $0.90 per share that vest over a three year period, of which 166,666 options are vested, 166,667 options vest on May 9, 2007 and 166,667 options vest on May 9, 2008; and ii) an option to purchase 250,000 shares of Company common stock at $1.01 per share which vest over a three year period of 83,333, 83,333, and 83,334 options vesting on May 1, 2007, 2008, and 2009 respectively.

Mr. Carney joined the Registrant in January, 2005 as a management consultant and became its Vice President of Finance and Corporate Controller in March, 2005. From May, 2004 to January, 2005 Mr. Carney was a Sarbanes-Oxley management consultant working on assignment with Cardinal Health, Inc a medical supply company. From July, 2002 to May, 2004 Mr. Carney was Finance Director for Danka Business Systems, Plc., a worldwide distributor of office equipment. From February 2000 to December, 2001, Mr. Carney was Vice President of Finance for Andale, Inc. an Internet auction tools company. Mr. Carney has eight additional years of experience with several private company technology startups and three years of public accounting experience with Deloitte & Touche, LLC. Mr. Carney is a Certified Public Accountant, has earned a Masters in Accounting from Northeastern University and a Bachelors of Economics from Dartmouth College.

There is no family relationship between Mr. Carney and any of the other executive officers and directors of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

By:	/s/ Benton Wilcoxon
Benton Wilcoxon Chief Executive Officer

Dated: February 14, 2007

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